CONTACTS
From: Anthony J. DeFazio	From: Anthony J. DeFazio
DeFazio Communications, LLC	DeFazio Communications, LLC
tony@defaziocommunications.com	tony@defaziocommunications.com
Ph: (484-410-1354)	Ph: (484-410-1354)

FOR IMMEDIATE RELEASE

American Realty Capital Properties CEO to Ring NASDAQ Closing Bell at First-Ever NASDAQ OMX
REIT IPO Conference

New York, NY, January 10, 2012 – American Realty Capital Properties, Inc. announced that CEO Nicholas S. Schorsch will ring the NASDAQ closing bell today to commemorate the NASDAQ OMX 2012 REIT IPO Forum.  The conference, entitled, “The Modern REIT IPO: Dream it.  Do it.”, is the first-ever real estate investment trust (REIT) industry IPO conference organized by NASDAQ OMX and is co-sponsored by American Realty Capital and Realty Capital Securities.

Hosted at the NASDAQ MarketSite Broadcast Studio, located at 4 Times Square (43rd & Broadway), the full-day conference will include scores of REIT executives and other real estate industry leaders discussing the IPO process with insights from leading capital markets, legal, accounting and research professionals.  The bell ringing will occur 3:45 p.m. to 4:00 p.m. ET.

“We are thrilled by the industry’s interest and participation in the event. We have over 90 executives and industry leaders from across the country coming to the event,” said Nicholas S. Schorsch, Chairman and CEO of American Realty Capital Properties.

To arrange an interview with American Realty Capital Properties CEO Nicholas S. Schorsch or other industry executives participating in the conference, please contact Tony DeFazio at (C): 484-410-1354 or tony@defaziocommunications.com.

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